Exhibit 10.3

VARIATION AGREEMENT

THIS VARIATION AGREEMENT is made the 26th day of June 2019

BETWEEN

1.              ADAPTIMMUNE THERAPEUTICS PLC, a company incorporated and registered in England and Wales under company number 09338148 whose registered office is at 60 Jubilee Avenue, Milton Park, Abingdon, Oxfordshire OX14 4RX (“the Company”); and

2.              JAMES JULIAN NOBLE, of Brock House, Sheepdrove, Lambourn, Berkshire RG17 7XA (“the Executive”)

A.            The Board has approved this Variation Agreement which shall operate to vary the Executive’s service agreement dated 10 March 2017 (“the Service Agreement”) for the period 1 September 2019 to 31 March 2020.  Save as varied by this Variation Agreement, the Service Agreement remains in full force and effect.

B.            The Executive will enter into a letter of appointment as a Non-Executive Director with the Company on or around the same date as he enters into this Variation Agreement (“the NED Appointment Letter”).  The NED Appointment Letter shall apply to the Executive from 1 September 2019 for the duration of his Board appointment.

C.            The Executive’s employment with the Company will terminate on 31 March 2020, being the expiry of his nine month notice period under the Service Agreement.

1.              INTERPRETATION

In this Variation Agreement, all defined words and expressions shall have the same meaning as in the Service Agreement unless otherwise stated.

2.              TERM OF VARIATION AGREEMENT

This Variation Agreement shall be effective from 1 September 2019 to 31 March 2020.

3.              APPOINTMENT

Clause 2 of the Service Agreement shall be deleted and replaced by the provisions set out in clause 1 of the NED Appointment Letter (Appointment).

4.              SCOPE OF THE EMPLOYMENT

Clauses 4.1 to 4.5 of the Service Agreement shall be deleted and replaced by the provisions set out in clause 3 of the NED Appointment Letter (Role and Duties).

5.              HOURS

Clauses 5.1 and 5.2 of the Service Agreement shall be deleted and replaced by the provisions set out in clause 2 of the NED Appointment Letter (Time Commitment).

6.              PLACE OF WORK

Clause 5.3 of the Service Agreement shall be amended as follows:

“5.3  The Executive’s principal place of work will be Brock House, Sheepdrove, Lambourn, Berkshire RG17 7XA”

7.              EXPENSES

Clause 10 of the Service Agreement shall be deleted and replaced by clause 4.3 of the NED Appointment Letter.

8.              ENTIRE AGREEMENT

Clause 25 of the Service Agreement shall be amended as follows:

“25.  This Agreement, together with the Variation Agreement, relevant provisions of the NED Appointment Letter and further documents referred to in the NED Appointment Letter, including the Company’s articles of association that were adopted with effect from 6 May 2015 (as amended from time to time) constitute the entire agreement between the parties and shall be in substitution for any previous letters of appointment, agreements or arrangements, (whether written, oral or implied), relating to the employment of the Executive, which shall be deemed to have been terminated by mutual consent.  The Executive Acknowledges that as at the date of this Agreement he has no outstanding claim or any kind against the Company and/or any Group Company and in entering into this Agreement he has not relied on any Pre-Contractual Statement.”

Signed as a deed by
JAMES JULIAN NOBLE	/s/ James Julian Noble	(Signature)

	James Julian Noble	(Print name)

In the presence of a witness	/s/ William C. Bertrand	(Witness signature)

	William C. Bertrand	(Witness name)

William C. Bertrand
21729 Brink Meadow Lane
Germantown, MD 20876
Address of witness

Signed as a deed by	/s/ David Mott	(Director signature)
ADAPTIMMUNE THERAPEUTICS PLC
acting by a director
	David Mott	(Print name)
Director

In the presence of a witness	/s/ William C. Bertrand	(Witness signature)

	William C. Bertrand	(Witness name)

William C. Bertrand
21729 Brink Meadow Lane
Germantown, MD 20876
Address of witness